UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 18, 2012

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2012, LPL Investment Holdings Inc. (the “Company”) made certain organizational changes.  Esther M. Stearns, President and Chief Operating Officer, has been named Chief Executive Officer of a new subsidiary of the Company and will be stepping down from her current role effective May 1, 2012.  Robert J. Moore, Chief Financial Officer, has been named President and Chief Operating Officer of the Company, effective May 1.  Mr. Moore will also remain Chief Financial Officer while the Company undertakes an executive search process to fill the role.

Mr. Moore, 50, joined the Company in September 2008 as Chief Financial Officer.  From 2006 to 2008, Mr. Moore served as chief executive officer and chief financial officer at ABN AMRO North America and LaSalle Bank Corporation. Before this role, Mr. Moore worked for Diageo PLC, Europe and Great Britain, in a number of finance management positions, ultimately serving as chief financial officer. Mr. Moore serves as a board member of Optimum Funds Trust and an independent board member and compensation committee member for Legal and General Investment Management America.  A copy of the press release discussing these changes is filed as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press Release, dated April 18, 2012 (“LPL Financial Announces Realignment of Executive Responsibilities”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

	By:	/s/ ROBERT J. MOORE
		Name:	Robert J. Moore
		Title:	Chief Financial Officer

Dated: April 18, 2012